UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2022

P3 Health Partners Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40033	85-2992794
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2370 Corporate Circle, Suite 300
Henderson, NV	89074
(Address of principal executive offices)	(Zip Code)

(702) 910-3950

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

	Trading	Name of each exchange
Title of each class	Symbol(s)	on which registered
Class A Common Stock, par value $0.0001 per share	PIII	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50.	PIIIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2022, the board of directors of P3 Health Partners Inc. (“TopCo”) and its subsidiary, P3 Health Group Management, LLC (together with TopCo, the “Company”) approved entering into employment agreements (the “Employment Agreements”) and transaction bonus agreements (the “Transaction Bonus Agreements”) with Sherif Abdou (Founder and Chief Executive Officer) and Amir Bacchus (Founder and Chief Medical Officer) (each, an “Executive”).

Employment Agreements

The Employment Agreements supersede the employment agreements that Drs. Abdou and Bacchus previously entered into.

The initial term of each Employment Agreement will end on January 1, 2025, and the term automatically will renew for successive one-year terms unless advance written notice of non-renewal is given by either party (such term, the "employment term"). In addition, during the employment term, for so long as Dr. Abdou or Dr. Bacchus serve as Chief Executive Officer or Chief Medical Officer, respectively, of TopCo, TopCo will nominate the Executive for re-election as a member of the Board. Under the Employment Agreements, Dr. Abdou reports to the TopCo board of directors and Dr. Bacchus reports to the TopCo chief executive officer.

The Employment Agreements provide for an annual base salary ($800,000 in the case of Dr. Abdou and $600,000 in the case of Dr. Bacchus) and eligibility to earn an annual bonus targeted at 100% of the Executive’s annual base salary. The Executives are entitled to participate in any employee benefit plan that the Company adopts, and the Company has agreed to maintain short-term and long-term disability insurance coverage for Drs. Abdou and Bacchus during the term of their respective employment.

Under the Employment Agreements, if the Executive’s employment is terminated without “cause” by the Company or by the Executive for “cause” (each, as defined in the Employment Agreements), then, in addition to any accrued amounts, the Executive will be entitled to receive the following severance payments and benefits, subject to the Executive’s and the Company’s timely execution (and non-revocation) of a mutual release of claims:

•	Cash severance in an aggregate amount equal to one-and-one-half times the sum of the Executive’s (i) annual base salary then in effect and (ii) target annual bonus amount, payable in equal installments over an 18-month period following the date of termination.

•	Company-subsidized COBRA premiums for up to 18 months.

If the Executive’s employment is terminated without “cause” by the Executive, then, in addition to any accrued amounts, the Executive will be entitled to receive cash severance in an aggregate amount equal to one-and-one-half times the sum of the Executive’s (i) annual base salary then in effect and (ii) target annual bonus amount, payable in equal installments over an 18-month period following the date of termination.

In addition, if the Executive’s employment is terminated due to his death, then, in addition to any accrued amounts, the Executive will be entitled to receive a pro-rated portion of his target bonus for the year of termination.

The Employment Agreements contain customary confidentiality and mutual nondisparagement provisions, as well as a standard non-compete restriction effective during employment and for 18 months thereafter and service provider/customer non-solicitation restrictions effective during employment and for 24 months thereafter.

The foregoing description of the Employment Agreements with Drs. Abdou and Bacchus is not complete and is qualified in its entirety by the terms of the applicable agreement, copies of which are filed herewith as Exhibit 10.1 and 10.2, respectively, and incorporated herein by reference.

Transaction Bonus Agreements

The Transaction Bonus Agreements provide for the payment of bonuses in an aggregate amount equal to $6,300,000 (Dr. Abdou) and $3,700,000 (Dr. Bacchus) in connection with the consummation of the business combination that resulted in TopCo becoming the sole managing member of P3 Health Group, LLC (each, a “Transaction Bonus”).

Pursuant to the Transaction Bonus Agreements, the first installment of the Transaction Bonus ($3,300,000 for Dr. Abdou and $1,700,000 for Dr. Bacchus) will be paid within five days following the execution of the Transaction Bonus Agreement. The second installment of the Transaction Bonus ($3,000,000 for Dr. Abdou, and $2,000,000 for Dr. Bacchus) (the “Second Installment”) will be paid on December 15, 2022. The Second Installment will not be paid if the Executive’s employment is terminated for “cause” by the Company or without “cause” by the Executive prior to the payment date. If the Executive fails to comply with the Transaction Bonus Terms (as described below), the Executive will be required to repay the Transaction Bonus (or forfeit any portion of the Transaction Bonus that has not yet been paid).

The Transaction Bonus Terms include: (i) a restriction on the Executive’s ability to offer, sell, or announce an intention to dispose of any shares of the Company’s Class A common stock until the closing of the Company’s first underwritten offering and sale of common stock (the “First Secondary Sale”); (ii) a requirement that, following the First Secondary Sale, the Executive only sell shares of the Company’s Class A common stock pursuant to a customary 10b5-1 plan; and (iii) a limitation on the number of shares of Class A common stock the Executive may sell under such 10b5-1 plan. These restrictions apply to Class A common stock held directly by the Executive or in a trust established by the Executive.

The foregoing description of the Transaction Bonus Agreements with Drs. Abdou and Bacchus is not complete and is qualified in its entirety by the terms of the applicable agreement, copies of which are filed herewith as Exhibit 10.3 and 10.4, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement, by and among P3 Health Partners Inc., P3 Health Group Management, LLC and Dr. Sherif Abdou.
10.2	Employment Agreement, by and among P3 Health Partners Inc., P3. Health Group Management LLC and Dr. Amir Bacchus.
10.3	Transaction Bonus Agreement, by and among P3 Health Partners Inc., P3 Health Group Management, LLC and Dr. Sherif Abdou.
10.4	Transaction Bonus Agreement, by and among P3 Health Partners Inc., P3. Health Group Management, LLC and Dr. Amir Bacchus.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P3 Health Partners Inc.

Date:	May 18, 2022	By:	/s/ Jessica Puathasnanon
Jessica Puathasnanon Chief Legal Officer